Exhibit 15

May 3, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 3, 2013 on our review of interim financial information of W. R. Grace & Co. (the "Company") for the three-month periods ended March 31, 2013 and March 31, 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2013 is incorporated by reference in its Registration Statements on Form S-8 dated May 12, 2000, April 28, 2011, and May 1, 2013.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

McLean, Virginia